SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)      April 13, 1998

                         BARRETT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Maryland                   0-21886                       52-0812977
(State or other jurisdiction     (Commission File               (IRS Employer
         of incorporation)          Number)                  Identification No.)

  4724 SW Macadam Avenue, Portland, Oregon                            97201
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code        (503) 220-0988

Item 5.  Other Events.

         On April 15, 1998, Barrett Business Services, Inc., announced the acquisition on April 13, 1998, of certain assets of BOLT Staffing Services, Inc., located in Pocatello, Idaho, with 1997 revenues of approximately $2.4 million, for $675,000 in cash.

         The registrant also announced an agreement in principle to acquire Western Industrial Management, Inc. ("Western"), a privately-held staffing service company headquartered in San Bernadino, California, with 1997 revenues of approximately $24.5 million. The transaction, which will be accounted for as a pooling of interests, will be effected as a stock-for-stock merger in which the registrant will issue approximately 975,000 shares of common stock. The merger is conditioned upon the holders of at least 90 percent of the shares of Western stock outstanding not exercising dissenters' rights to receive cash. The transaction is expected to close on June 1, 1998. The registrant believes that the transaction will be accretive to earnings in an amount of approximately $.06 per share for the twelve months subsequent to the closing.

Item 7.  Financial Statements and Exhibits.

           (c)   Exhibits
                     Exhibit 99 News Release of Barrett Business Services, Inc., dated April 15, 1998


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  April 17, 1998                       Barrett Business Services, Inc.

                                             By:   /s/ Michael D. Mulholland
                                                   Michael D. Mulholland
                                                   Vice President - Finance